Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Phoenix New Media Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.01 per share(2)	Other(3)	26,593,526 shares(4)	US$0.0879(3)	US$2,337,570.94	.0000927	US$216.70

	Total Offering Amounts				US$2,337,570.94		US$216.70

	Total Fee Offsets						—

	Net Fee Due						US$216.70

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the registration statement of which this exhibit 107 is a part includes an indeterminate number of additional Class A ordinary shares, par value US$0.01 per share (the “Class A Ordinary Shares”) of Phoenix New Media Limited (the “Registrant”), which may be offered and issued under the Registrant’s 2018 Share Option Plan (the “2018 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

These Class A Ordinary Shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents forty-eight Class A Ordinary Shares. ADSs issuable upon deposit of the securities registered hereby have been registered under separate registration statements on Form F-6 (File No. 333-212488), as amended.

(3)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as reported on the New York Stock Exchange on June 9, 2022 divided by forty-eight, the then Class A Ordinary Share-to-ADS ratio.

(4)

An additional 26,593,526 Class A Ordinary Shares are being registered on the registration statement of which this exhibit 107 is a part to cover the additional Class A Ordinary Shares that may be issued under the 2018 Plan, which were not previously registered under the Registrant’s registration statements on Form S-8, as filed with the Securities and Exchange Commission on June 29, 2018 (File No. 333-225976).